Exhibit 10.28

AMENDMENT TO
REX T. CLEVENGER
TRANSITION AGREEMENT

WHEREAS, Universal Hospital Services, Inc. (hereinafter “UHS”) and Rex T. Clevenger entered into a Transition Agreement dated as of October 24, 2012; and

WHEREAS, the parties wish to extend the agreement through May 31, 2013;

WHEREAS, the parties now wish to agree to the following amendment of the Transition Agreement effective as if such amendment were included in the original Transition Agreement.

NOW, THEREFORE, UHS and Mr. Clevenger agree that the Transition Agreement shall be and hereby is amended in the following respects:

1.                                                  The date March 31, 2013 will be replaced with May 31, 2013 each time it appears in Paragraphs 1, 1(g), 2(a), 3, 4, 7 and 8(b).

2.                                                  The date May 31, 2013 will be replaced with July 31, 2013 each time it appears in Paragraphs 2(a).

3.                                                  The date March 31, 2014 will be replaced with May 31, 2014 in Paragraph 8(a).

4.                                                  The date March 31, 2015 will be replaced with May 31, 2015 in Paragraph 8(b).

5.                                                  Paragraph 1(a) shall be amended to read in full as follows:

a.                                      Salary and Incentive Pay.  Mr. Clevenger will receive his current base pay through March 31, 2013, in accordance with UHS’ normal payroll practices.  Mr. Clevenger will also receive his incentive bonus for 2012, which will be paid in accordance with the terms of the executive program and subject to applicable withholding deductions.  UHS will make such payment(s) when similarity situated active employees are paid.

For the period April 1, 2013 through May 31, 2013, Mr. Clevenger will receive a total of $107,401.20, payable in six equal installments of $17,900.20 on  the first six consecutive payroll dates of UHS occurring after March 31, 2013, in accordance with UHS’ normal payroll practices.

6.                                                  Save and except as hereinabove expressly amended, the Transition Agreement shall continue in full force and effect.

REX T. CLEVENGER	UNIVERSAL HOSPITAL SERVICES, INC.

Date: March 13, 2013	Date: March 13, 2013